EXHIBIT 1.1









                            UNDERWRITING AGREEMENT

                                   BETWEEN

                             GURUNET CORPORATION,

                               MAXIM GROUP LLC

                                     AND

                            EARLYBIRDCAPITAL, INC.
















                        DATED: ________________, 2004

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                              TABLE OF CONTENTS

Section 1.   P urchase and Sale of Shares ...................................  1
   Section 1.1   Firm Shares ................................................  1
    Section 1.1.1   Purchase of Firm Shares .................................  1
    Section 1.1.2   Delivery and Payment ....................................  1
   Section 1.2   Over-Allotment Option ......................................  2
    Section 1.2.1   Option Shares ...........................................  2
    Section 1.2.2   Exercise of Option ......................................  2
    Section 1.2.3   Payment and Delivery ....................................  2
   Section 1.3   Underwriters' Purchase Option ..............................  3
    Section 1.3.1   Purchase Option .........................................  3
    Section 1.3.2   Payment and Delivery ....................................  3
Section 2.   Representations and Warranties of the Company ..................  3
   Section 2.1   Filing of Registration Statement ...........................  3
    Section 2.1.1   Pursuant to the Act .....................................  3
    Section 2.1.2   Pursuant to the Exchange Act ............................  4
   Section 2.2   No Stop Orders, Etc ........................................  4
   Section 2.3   Disclosures in Registration Statement ......................  4
    Section 2.3.1   Securities Act Representation ...........................  4
    Section 2.3.2   Disclosure of Contracts .................................  5
    Section 2.3.3   Prior Securities Transactions ...........................  5
   Section 2.4   Changes After Dates in Registration Statement ..............  6
    Section 2.4.1   No Material Adverse Change ..............................  6
    Section 2.4.2   Recent Securities Transactions, Etc .....................  6
   Section 2.5   Independent Accountants ....................................  6
   Section 2.6   Financial Statements .......................................  6
   Section 2.7   Authorized Capital; Options; Etc ...........................  6
   Section 2.8   Valid Issuance of Securities; Etc ..........................  7
    Section 2.8.1   Outstanding Securities ..................................  7
    Section 2.8.2   Securities Sold Pursuant to this Agreement ..............  7
   Section 2.9   Registration Rights of Third Parties .......................  7
   Section 2.10   Validity and Binding Effect of Agreements .................  7
   Section 2.11   No Conflicts, Etc .........................................  8
   Section 2.12   No Defaults; Violations ...................................  8
   Section 2.13   Corporate Power; Licenses; Consents .......................  8
    Section 2.13.1   Conduct of Business ....................................  8
    Section 2.13.2   Transactions Contemplated Herein .......................  9
   Section 2.14   Title to Property; Insurance ..............................  9
   Section 2.15   Litigation; Governmental Proceedings ......................  9
   Section 2.16   Good Standing .............................................  9
   Section 2.17   Taxes .....................................................  9
   Section 2.18   Reliability of Industry and Market Data ................... 10
   Section 2.19   Transactions Affecting Disclosure to NASD ................. 10
    Section 2.19.1   Finder's Fees .......................................... 10
    Section 2.19.2   Payments Within Twelve Months .......................... 10
    Section 2.19.3   Use of Proceeds ........................................ 10
    Section 2.19.4   Insiders' NASD Affiliation ............................. 10
   Section 2.20   Foreign Corrupt Practices Act ............................. 11

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                            TABLE OF CONTENTS (CONT.)

                                                                            PAGE
                                                                            ----
   Section 2.21   Nasdaq and Boston Stock Exchange Eligibility .............. 11
   Section 2.22   Intangibles ............................................... 11
   Section 2.23   Relations With Employees .................................. 11
    Section 2.23.1   Employee Matters ....................................... 11
    Section 2.23.2   Employee Benefit Plans ................................. 12
   Section 2.24   Officers' Certificate ..................................... 12
   Section 2.25   No Integration ............................................ 12
   Section 2.26   Lock-Up Agreements ........................................ 13
    Section 2.26.1   Eighteen Month Lock-Up Agreements ...................... 13
    Section 2.26.2   Twelve Month Lock-Up Agreements ........................ 13
   Section 2.27   Subsidiaries .............................................. 13
   Section 2.28   Environmental Matters ..................................... 13
   Section 2.29   Product Liability Insurance ............................... 13
   Section 2.30   Related Party Transactions ................................ 13
   Section 2.31   Conversion and Repayment of Bridge Notes .................. 14
   Section 2.32   Standard & Poor's ......................................... 14
   Section 2.33   Relationships with Insiders ............................... 14
   Section 2.34   Compliance with Sarb-Ox ................................... 14
Section 3.   Covenants of the Company ....................................... 14
   Section 3.1   Amendments to Registration Statement ....................... 14
   Section 3.2   Federal Securities Laws .................................... 15
    Section 3.2.1   Compliance .............................................. 15
    Section 3.2.2   Filing of Final Prospectus .............................. 15
    Section 3.2.3   Exchange Act Registration ............................... 15
   Section 3.3   Blue Sky Filings ........................................... 15
   Section 3.4   Delivery to the Underwriters of Prospectuses ............... 15
   Section 3.5   Events Requiring Notice to the Underwriters ................ 16
   Section 3.6   Review of Financial Statements ............................. 16
   Section 3.7   Secondary Market Trading and Standard & Poor's ............. 16
   Section 3.8   Nasdaq and Boston Stock Exchange Maintenance ............... 17
   Section 3.9   Rule 462(b) Compliance ..................................... 17
   Section 3.10  Public Relations Firm ...................................... 17
   Section 3.11  Reports to the Underwriters and Others ..................... 17
    Section 3.11.1   Periodic Reports, Etc .................................. 17
    Section 3.11.2   Transfer Sheets and Weekly Position Listings ........... 17
    Section 3.11.3   Secondary Market Trading Memorandum .................... 17
   Section 3.12  Underwriters' Purchase Option .............................. 18
   Section 3.13  Disqualification of Form SB-2 or Form S-1
                 (or other appropriate form) ................................ 18
   Section 3.14  Payment of Expenses ........................................ 18
    Section 3.14.1   General Expenses ....................................... 18
    Section 3.14.2   Non-Accountable Expenses ............................... 19
   Section 3.15  Application of Net Proceeds ................................ 19
   Section 3.16  Delivery of Earnings Statements to Security Holders ........ 19
   Section 3.17  Key Person Life Insurance .................................. 19
   Section 3.18  Stabilization .............................................. 19
   Section 3.19  Internal Controls .......................................... 20
   Section 3.20  Accountants and Lawyers .................................... 20
   Section 3.21  Transfer Agent ............................................. 20


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                            TABLE OF CONTENTS (CONT.)

                                                                            PAGE
                                                                            ----
   Section 3.22  Sale of Shares ............................................. 20
Section 4.   Conditions of the Underwriters' Obligations .................... 20
   Section 4.1   Regulatory Matters ......................................... 20
    Section 4.1.1   Effectiveness of Registration Statement ................. 20
    Section 4.1.2   NASD Clearance .......................................... 21
    Section 4.1.3   No Blue Sky Stop Orders ................................. 21
   Section 4.2   Company Counsel Matters .................................... 21
    Section 4.2.1   Effective Date Opinion of Counsel ....................... 21
    Section 4.2.2   Closing Date and Option Closing Date Opinion of Counsel . 21
    Section 4.2.3   Secondary Market Trading Memorandum ..................... 21
    Section 4.2.4   Reliance ................................................ 21
   Section 4.3   Cold Comfort Letter ........................................ 21
   Section 4.4   Officers' Certificates ..................................... 23
    Section 4.4.1   Officers' Certificate ................................... 23
    Section 4.4.2   Secretary's Certificate ................................. 23
   Section 4.5   No Material Changes ........................................ 23
   Section 4.6   Delivery of Agreements ..................................... 24
   Section 4.7   Opinion of Counsel for the Underwriters .................... 24
   Section 4.8   Unaudited Financials ....................................... 24
Section 5.   Indemnification ................................................ 24
   Section 5.1   Indemnification of the Underwriters ........................ 24
    Section 5.1.1   General ................................................. 24
    Section 5.1.2   Procedure ............................................... 25
   Section 5.2   Indemnification of the Company ............................. 26
   Section 5.3   Contribution ............................................... 26
    Section 5.3.1   Contribution Rights ..................................... 26
    Section 5.3.2   Contribution Procedure .................................. 27
Section 6.   Default by an Underwriter ...................................... 27
Section 7.   Additional Covenants ........................................... 27
   Section 7.1   Board Designee ............................................. 27
   Section 7.2   [Intentionally Omitted] .................................... 28
   Section 7.3   [Intentionally Omitted] .................................... 28
   Section 7.4   Press Releases ............................................. 28
   Section 7.5   Solicitation in Israel ..................................... 28
   Section 7.6   No Ownership of Company Securities by Underwriters ......... 28
Section 8.   Representations and Agreements to Survive Delivery ............. 28
Section 9.   Effective Date of This Agreement and Termination Thereof ....... 28
   Section 9.1   Effective Date ............................................. 28
   Section 9.2   Termination ................................................ 28
   Section 9.3   Notice ..................................................... 29
   Section 9.4   Expenses ................................................... 29
   Section 9.5   Indemnification ............................................ 29
Section 10.   Miscellaneous ................................................. 29
   Section 10.1  Notices .................................................... 29
   Section 10.2  Headings ................................................... 30
   Section 10.3  Amendment .................................................. 30


                                      iii
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                            TABLE OF CONTENTS (CONT.)

                                                                            PAGE
                                                                            ----
   Section 10.4  Entire Agreement ........................................... 30
   Section 10.5  Binding Effect ............................................. 31
   Section 10.6  Governing Law, Jurisdiction ................................ 31
   Section 10.7  Execution in Counterparts .................................. 31
   Section 10.8  Waiver, Etc ................................................ 31








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                              INDEX OF DEFINITIONS

TERM                                                                     SECTION
----                                                                     -------

Act ...................................................................... 2.1.1
Bridge Financing ........................................................ 2.26.1
Bridge Notes .............................................................. 2.31
Closing Date ............................................................. 1.1.2
Code .................................................................... 2.23.2
Commission ............................................................... 2.1.1
Common Stock ............................................................. 1.1.1
Company ........................................................... Introductory
                                                                       Paragraph
EDGAR .................................................................... 2.1.1
Effective Date ........................................................... 1.2.2
ERISA ................................................................... 2.23.2
ERISA Plans ............................................................. 2.23.2
Exchange Act ............................................................. 2.1.2
Filing Date ............................................................. 2.19.2
Firm Shares .............................................................. 1.1.1
Insiders .................................................................. 3.15
Intangibles ............................................................... 2.22
NASD .................................................................... 2.19.1
Option Closing Date ...................................................... 1.2.2
Option Shares ............................................................ 1.2.1
Over-allotment Option .................................................... 1.2.1
Preliminary Prospectus ................................................... 2.1.1
Prospectus ............................................................... 2.1.1
Public Shares ............................................................ 1.2.1
Registration Statement ................................................... 2.1.1
Regulations .............................................................. 2.1.1
Rule 424(b) .............................................................. 2.1.1
Rule 462(b) Registration Statement ....................................... 2.1.1
Sarb-Ox ................................................................... 2.33
Secondary Market Trading Memorandum ..................................... 3.11.3
Shares ................................................................... 1.3.1
Subsidiary(ies) ........................................................... 2.27
Transfer Agent ............................................................ 3.21
Unaudited Financials ....................................................... 4.8
Underwriters ...................................................... Introductory
                                                                       Paragraph
Underwriters' Purchase Option ............................................ 1.3.1
Underwriters' Shares ..................................................... 1.3.1


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                             GURUNET CORPORATION

                       2,200,000 SHARES OF COMMON STOCK

                            UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                 _________, 2004

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York  10174

EarlyBirdCapital, Inc.
600 Third Avenue
New York, New York  10016

Ladies and Gentlemen:


      The undersigned, GuruNet Corporation, a Delaware corporation (the "Company"), hereby confirms its agreement with Maxim Group LLC ("Maxim") and EarlyBirdCapital, Inc. ("EBC" and, together with Maxim, the "Underwriters") as follows:

      Section 1.  PURCHASE AND SALE OF SHARES.

            Section 1.1  FIRM SHARES.

                  Section 1.1.1 PURCHASE OF FIRM SHARES. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters 2,200,000 shares of the Company's common stock, par value $.001 per share ("Common Stock") at a purchase price (net of discounts and commissions) of $4.55 per share. Such shares of Common Stock are referred to herein as the "Firm Shares." The Underwriters, severally and not jointly, agree to purchase from the Company an equal number of Firm Shares at such purchase price.

                  Section 1.1.2 DELIVERY AND PAYMENT. Delivery and payment for the Firm Shares shall be made at 10:00 a.m., New York time, on or before the third business day following the date that the Firm Shares commence trading or at such earlier time as the Underwriters shall determine, or at such other time as shall be agreed upon by the Underwriters and the Company, at the offices of counsel to the Underwriters or at such other place as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery and payment for the Firm Shares are called the "Closing Date." Payment for the Firm Shares shall be made on the Closing Date at the Underwriters' election by wire transfer or by certified or bank cashier's check(s) in New York Clearing House funds, payable to the order of the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares for the respective accounts of the Underwriters. The certificates representing the Firm Shares shall be registered in such name or names and in such authorized

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denominations as the Underwriters may request in writing at least two full business days prior to the Closing Date. The Company will permit the Underwriters to examine and package the Firm Shares for delivery at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares.

            Section 1.2  OVER-ALLOTMENT OPTION.

                  Section 1.2.1 OPTION SHARES. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Underwriters are hereby granted an option to purchase up to an additional 330,000 shares of Common Stock from the Company ("Over-allotment Option"). Such additional 330,000 shares of Common Stock are hereinafter referred to as the "Option Shares." The Firm Shares and the Option Shares are hereinafter referred to collectively as the "Public Shares." The purchase price to be paid for the Option Shares will be the same price per Option Shares as the price per Firm Share set forth in Section 1.1.1 hereof.

                  Section 1.2.2 EXERCISE OF OPTION. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriters as to all or any part of the Option Shares at any time, from time to time, within forty-five (45) days after the effective date ("Effective Date") of the Registration Statement (as hereinafter defined). The Underwriters will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriters, which must be confirmed within one (1) business day by a letter or telecopy setting forth the number of Option Shares to be purchased, the date and time for delivery of and payment for the Option Shares and stating that the Option Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment will be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment will not be earlier than three full business days after the date of the notice, unless the Underwriters and the Company agree upon an earlier date. If such delivery and payment for the Option Shares does not occur on the Closing Date, the date and time of the closing for such Option Shares will be as set forth in the notice (hereinafter the "Option Closing Date"). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares specified in such notice.

                  Section 1.2.3 PAYMENT AND DELIVERY. Payment for the Option Shares will be at the Underwriters' election by wire transfer or by certified or bank cashier's check(s) in New York Clearing House funds, payable to the order of the Company at the offices of counsel to the Underwriters or at such other place as shall be agreed upon by the Underwriters and the Company upon delivery to the Underwriters of certificates representing such securities for the Underwriters. The certificates representing the Option Shares to be delivered will be in such denominations and registered in such names as the Underwriters request not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The Company

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will permit the Underwriters to examine and package the Option Shares for delivery not less than one full business day prior to such Closing Date.

            Section 1.3  UNDERWRITERS' PURCHASE OPTION.

                  Section 1.3.1 PURCHASE OPTION. The Company hereby agrees to issue and sell to the Underwriters (and/or their designees) on the Closing Date for an aggregate purchase price of $100, an option ("Underwriters' Purchase Option") for the purchase of an aggregate of 220,000 shares of Common Stock ("Underwriters' Shares") at an initial exercise price of 125% of the initial offering price of a share of common stock (i.e, $6.25 per share of Common Stock). The Underwriters' Shares are identical to the Firm Shares. The Underwriters' Purchase Option shall be exercisable for a period of four years commencing one year from the Effective Date. The Underwriters' Purchase Option and the Underwriters' Shares are hereinafter referred to collectively as the "Underwriters' Shares." The Public Shares and the Underwriters' Shares are hereinafter referred to collectively as the "Shares."

                  Section 1.3.2 PAYMENT AND DELIVERY. Delivery and payment for the Underwriters' Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriters, upon payment therefor, certificates for the Underwriters' Purchase Option in the name or names and in such authorized denominations as the Underwriters may request.

      Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters as follows:

            Section 2.1  FILING OF REGISTRATION STATEMENT.

                  Section 2.1.1 PURSUANT TO THE ACT. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (No. 333-115424), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Act"), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. Based on communications from the Commission, no stop order suspending the effectiveness of

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either the Registration Statement or the Rule 462(b) Registration Statement, if
any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the "Regulations"), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)"). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Regulations on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Regulations promulgated thereunder (the "Exchange Act") after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                  Section 2.1.2 PURSUANT TO THE EXCHANGE ACT. The Company has filed with the Commission a registration statement on Form 8-A (No. 001-32255) providing for the registration of the Shares under the Exchange Act. Such registration of the Shares has been declared effective by the Commission on the date hereof.

            Section 2.2 NO STOP ORDERS, ETC. Neither the Commission nor, to the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order.

            Section 2.3  DISCLOSURES IN REGISTRATION STATEMENT.

                  Section 2.3.1 SECURITIES ACT REPRESENTATION. At the time the Registration Statement became effective and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, if any, the Registration

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Statement and the Prospectus and any amendment or supplement thereto contained and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and conformed and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, during such time period and on such dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Underwriters expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

                  Section 2.3.2 DISCLOSURE OF CONTRACTS. The description in the Registration Statement and the Prospectus of contracts and other documents is accurate in all material respects and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and that is (i) referred to in the Prospectus, or
(ii) material to the Company's business, has been duly and validly executed, is in full force and effect in all material respects in accordance with its terms and is enforceable against the Company and, to the Company's knowledge, the other parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company, and neither the Company nor, to the Company's knowledge, any other party is in default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the material provisions of such contracts or instruments violates or will result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

                  Section 2.3.3 PRIOR SECURITIES TRANSACTIONS. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

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


            Section 2.4  CHANGES AFTER DATES IN REGISTRATION STATEMENT.

                  Section 2.4.1 NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, including, but not limited to, a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company.

                  Section 2.4.2 RECENT SECURITIES TRANSACTIONS, ETC. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

            Section 2.5 INDEPENDENT ACCOUNTANTS. KPMG Somekh Chaikin, whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

            Section 2.6 FINANCIAL STATEMENTS. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial information set forth in the Registration Statement and Prospectus reflects all significant assumptions and adjustments relating to the business and operations of the Company.

            Section 2.7 AUTHORIZED CAPITAL; OPTIONS; ETC. The Company had, at the date or dates indicated in the Prospectus, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions and adjustments stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date there will be no outstanding or authorized subscriptions, options, warrants or other rights to purchase or otherwise acquire, or preemptive rights with respect to the issuance or sale of any Common Stock of the Company, including any obligations to issue any shares pursuant to anti-dilution provisions, or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

            Section 2.8  VALID ISSUANCE OF SECURITIES; ETC.

                  Section 2.8.1 OUTSTANDING SECURITIES. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Stock and outstanding options and warrants to purchase shares of Common Stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales by the Company of the outstanding Common Stock, options and warrants to purchase shares of Common Stock, and securities convertible into shares of Common Stock, were at all relevant times registered under the Act and registered or qualified under the applicable state securities or Blue Sky laws or exempt from such registration or qualification requirements.

                  Section 2.8.2 SECURITIES SOLD PURSUANT TO THIS AGREEMENT. The Shares have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. When issued, the Underwriters' Purchase Option will constitute a valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and will be enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            Section 2.9 REGISTRATION RIGHTS OF THIRD PARTIES. Except as set forth in the Prospectus, no holders of any securities of the Company or of any options or warrants of the Company or other rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

            Section 2.10 VALIDITY AND BINDING EFFECT OF AGREEMENTS. This Agreement has been duly and validly authorized by the Company and constitutes, and the Underwriters' Purchase Option has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            Section 2.11 NO CONFLICTS, ETC. The execution, delivery, and performance by the Company of this Agreement and the Underwriters' Purchase Option, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses; or (iv) have a material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise of or concerning the Company.

            Section 2.12 NO DEFAULTS; VIOLATIONS. Except as described in the Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. Except as described in the Prospectus, the Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

            Section 2.13  CORPORATE POWER; LICENSES; CONSENTS.

                  Section 2.13.1 CONDUCT OF BUSINESS. The Company has all requisite corporate power and authority, and has all necessary and material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and the Company is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 2.13.2 TRANSACTIONS CONTEMPLATED HEREIN. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approval, authorization or order of, and no filing with, any court, government agency or other body is required for the valid authorization, issuance, sale and delivery of the Shares and the consummation of the transactions and agreements contemplated by this Agreement, the Underwriters' Purchase Option and the Prospectus, except with respect to applicable federal and state securities laws.

            Section 2.14 TITLE TO PROPERTY; INSURANCE. The Company has good and defensible title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus (including the financial statements and notes thereto) and liens for taxes not yet due and payable. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar business.

            Section 2.15 LITIGATION; GOVERNMENTAL PROCEEDINGS. Except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the properties or business of, the Company that might materially and adversely affect the financial position, prospects, value or the operation of the properties or the business of the Company, or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject.

            Section 2.16 GOOD STANDING. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the financial position, prospects or value or the operation of the properties or the business of the Company.

            Section 2.17 TAXES. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

            Section 2.18 RELIABILITY OF INDUSTRY AND MARKET DATA. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

            Section 2.19  TRANSACTIONS AFFECTING DISCLOSURE TO NASD.

                  Section 2.19.1 FINDER'S FEES. Except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                  Section 2.19.2 PAYMENTS WITHIN TWELVE MONTHS. Except as set forth on SCHEDULE 2.19.2, other than payments to the Underwriters, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any NASD member, or (iii) any person or entity that has any direct or indirect affiliation or association with any NASD member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission ("Filing Date") or thereafter.

                  Section 2.19.3 USE OF PROCEEDS. None of the net proceeds of the offering will be paid by the Company to any participating NASD member or any affiliate or associate of any participating NASD member, except as specifically authorized herein.

                  Section 2.19.4 INSIDERS' NASD AFFILIATION. Except as set forth on SCHEDULE 2.19.4, to the Company's knowledge, no (i) officer or director of the Company, (ii) owner of 5% or more of the Company's unregistered securities or (iii) owner of any amount of the Company's unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any

NASD member. The Company will advise the Underwriters and the NASD if any officer, director or stockholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the offering.

            Section 2.20 FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its officers, directors, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or
(iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

            Section 2.21 NASDAQ AND BOSTON STOCK EXCHANGE ELIGIBILITY. As of the Effective Date, the Public Shares have been approved for quotation on the Nasdaq SmallCap Market and for listing on the Boston Stock Exchange.

            Section 2.22 INTANGIBLES. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") described as being licensed to or owned by it in the Registration Statement. The Company's Intangibles that have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect. Except as described in the Prospectus, there is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened relating to, and the Company has not received any notice of conflict with the asserted rights of others, that challenges the exclusive right of the Company with respect to, any Intangibles used in the conduct of the Company's business. To the Company's knowledge, the Intangibles and the Company's current products, services and processes do not infringe on any Intangibles held by any third party. To the Company's knowledge, no others have infringed upon the Intangibles of the Company.

            Section 2.23  RELATIONS WITH EMPLOYEES.

                  Section 2.23.1 EMPLOYEE MATTERS. The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state and local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

                  Section 2.23.2 EMPLOYEE BENEFIT PLANS. Other than as set forth in the Registration Statement, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a, "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company does maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), that could subject the Company to any tax penalty for prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan."

            Section 2.24 OFFICERS' CERTIFICATE. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriters or to its counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

            Section 2.25 NO INTEGRATION. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be "integrated" pursuant to the Act or the Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the Prospectus or in any public filings relating to the Company filed with the Commission, neither Company nor any of its affiliates has sold or issued any Common Stock, options and warrants to purchase shares of Common Stock, or securities convertible into shares of Common Stock during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

            Section 2.26  LOCK-UP AGREEMENTS.

                  Section 2.26.1 EIGHTEEN MONTH LOCK-UP AGREEMENTS. The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which the persons set forth on SCHEDULE 2.26.1, constituting all of the officers and directors of the Company (including their family members and affiliates) agree not to sell any shares of Common Stock or warrants or options to purchase, or other securities convertible into Common Stock owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of 18 months following the Effective Date except with the prior written consent of the Underwriters and except with respect to the shares of Common Stock issued or issuable to Israel Seed III Annex Fund, L.P. and Seed Management Associates Ltd. in connection the securities acquired in the Company's bridge financing ("Bridge Financing"), which shall be subject to the same lock-up as required pursuant to
Section 2.26.2.

                  Section 2.26.2 TWELVE MONTH LOCK-UP AGREEMENTS. The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which the persons set forth on SCHEDULE 2.26.2 agree not to sell any shares of Common Stock or warrants or options to purchase, or other securities convertible into Common Stock owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of 12 months following the Effective Date, subject to certain exceptions as provided in such lockup agreements.

            Section 2.27 SUBSIDIARIES. Except as set forth on SCHEDULE 2.27, the Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity. The Company has no subsidiaries other than those subsidiaries set forth on SCHEDULE 2.27, each of which is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation (each a "Subsidiary" and collectively the "Subsidiaries"). The Company owns all of the capital stock of the Subsidiaries free and clear of all liens, security interests and other encumbrances of any nature whatsoever, except as set forth in the Prospectus. The representations and warranties made by the Company in this Agreement shall also apply and be true with respect to each Subsidiary, individually and taken as a whole with the Company and all other Subsidiaries, as if each representation and warranty contained herein made specific reference to the Subsidiaries each time the term "Company" was used.

            Section 2.28 ENVIRONMENTAL MATTERS. The Company has complied in all material respects with all applicable environmental laws.

            Section 2.29 PRODUCT LIABILITY INSURANCE. To its knowledge, the Company maintains product liability insurance of the type and in the amounts typically maintained by similar companies operating in the industry in which the Company operates.

            Section 2.30 RELATED PARTY TRANSACTIONS. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

            Section 2.31 CONVERSION AND REPAYMENT OF BRIDGE NOTES. As of the Closing Date, (i) Convertible Promissory Notes ("Bridge Notes") in the aggregate principal amount of not less than $2,500,000 will convert into shares of Common Stock at $3.75 per share and accrued interest thereon will be repaid in cash and
(ii) Bridge Notes in the aggregate principal amount of not more than $2,500,000 plus accrued interest will be repaid.

            Section 2.32 STANDARD & POOR'S. The Company has taken all necessary and appropriate action to achieve accelerated publication in Standard and Poor's Corporation Records Corporate Descriptions.

            Section 2.33 RELATIONSHIPS WITH INSIDERS. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 ("Sarb-Ox"), directly or indirectly, including through a Subsidiary (other than as permitted under the Sarb-Ox for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

            Section 2.34 COMPLIANCE WITH SARB-OX. The Company is in material compliance with the provisions of Sarb-Ox and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by NASDAQ or any other governmental or self regulatory entity or agency, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiary, taken as a whole. Without limiting the generality of the foregoing:
(i) all members of the Company's board of directors who are required to be "independent" (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company's board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company's board of directors has at least one member who is an "audit committee financial expert" (as that term is defined under applicable laws, rules and regulations).

      Section 3. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

            Section 3.1 AMENDMENTS TO REGISTRATION STATEMENT. The Company will deliver to the Underwriters, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriters shall reasonably object.

            Section 3.2  FEDERAL SECURITIES LAWS.

                  Section 3.2.1 COMPLIANCE. During the time when a Prospectus is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Shares in accordance with the provisions hereof, and the Prospectus. If at any time when a Prospectus relating to the Public Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

                  Section 3.2.2 FILING OF FINAL PROSPECTUS. If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (in form and substance satisfactory to the Underwriters) with the Commission pursuant to the requirements of Rule 424(b) of the Regulations within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing.

                  Section 3.2.3 EXCHANGE ACT REGISTRATION. For a period of five years from the Effective Date, the Company will use its best efforts to maintain the registration of the Shares under the provisions of Section 12 of the Exchange Act.

            Section 3.3 BLUE SKY FILINGS. The Company will endeavor in good faith, in cooperation with the Underwriters, at or prior to the time the Registration Statement becomes effective, to qualify the Public Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

            Section 3.4 DELIVERY TO THE UNDERWRITERS OF PROSPECTUSES. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriters one original executed Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts. The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Act.

            Section 3.5 EVENTS REQUIRING NOTICE TO THE UNDERWRITERS. The Company will notify the Underwriters immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) if it becomes aware of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, including but not limited to Rule 462(b) under the Act, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which the Underwriters shall object in writing after being timely furnished in advance a copy thereof. The Company will provide the Underwriters with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit the Representatives a reasonable opportunity to review and comment thereon.

            Section 3.6 REVIEW OF FINANCIAL STATEMENTS. For a period of five years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to participate to review (as described in Statement on Audited Standards No. 71 -- Interim Financial Information) (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q or Form 10-QSB quarterly reports and the mailing of any quarterly financial information to stockholders.

            Section 3.7 SECONDARY MARKET TRADING AND STANDARD & POOR'S. The Company will take all necessary and appropriate actions to achieve accelerated publication in Standard and Poor's Corporation Records Corporate Descriptions (within 30 days after the Effective Date) and to maintain such publication with updated quarterly information for a period of five years from the Effective Date, including the payment of any necessary fees and expenses. The Company shall take such action as may be reasonably requested by the Underwriters to obtain a secondary market trading exemption in such states as may be requested by the Underwriters, including the payment of any necessary fees and expenses and the filing of requisite forms (e.g., Form 25101(b) for secondary market trading in the State of California) on the Effective Date.

            Section 3.8 NASDAQ AND BOSTON STOCK EXCHANGE MAINTENANCE. For a period of five years from the date hereof, the Company will use its best efforts to maintain the quotation by the Nasdaq SmallCap Market and the listing by the Boston Stock Exchange of the Shares and, if the Company satisfies the inclusion standards for the Nasdaq National Market System, to apply for and maintain quotations by the Nasdaq National Market System of such securities during such period.

            Section 3.9 RULE 462(b) COMPLIANCE. If the Company elects to rely on Rule 462(b) under the Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

            Section 3.10 PUBLIC RELATIONS FIRM. The Company shall retain a public relations firm acceptable to Maxim for a period of five years from the Effective Date.

            Section 3.11  REPORTS TO THE UNDERWRITERS AND OTHERS.

                  Section 3.11.1 PERIODIC REPORTS, ETC. For a period of five years from the Effective Date, the Company will promptly furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time files with any governmental authority or furnishes generally to holders of any class of its securities, and promptly furnish to the Underwriters (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, and (iv) such additional documents and information regarding the Company and the affairs of any future subsidiaries of the Company as Maxim may from time to time reasonably request.

                  Section 3.11.2 TRANSFER SHEETS AND WEEKLY POSITION LISTINGS. For a period of three years from the Closing Date, the Company will furnish to the Underwriters at the Company's sole expense such transfer sheets and position listings of the Company's securities as the Underwriters may request, including the daily, weekly and monthly consolidated transfer sheets of the transfer agent of the Company and the weekly position listings of the Depository Trust Company.

                  Section 3.11.3 SECONDARY MARKET TRADING MEMORANDUM. Until such time as the Public Shares are listed or quoted, as the case may be, on one of the following: the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System, the Company shall request that the Underwriters' legal counsel deliver to the Underwriters a written memorandum detailing those states in which the Shares may be traded in non-issuer transactions under the Blue Sky laws of the fifty states ("Secondary Market Trading Memorandum"). The Company shall pay to the Underwriters' legal counsel a one-time fee of $5,000 for such services at the Closing.

            Section 3.12 UNDERWRITERS' PURCHASE OPTION. On the Closing Date, the Company will execute and deliver the Underwriters' Purchase Option to the Underwriters or its designees in the form filed as an exhibit to the Registration Statement.

            Section 3.13 DISQUALIFICATION OF FORM SB-2 OR FORM S-1 (OR OTHER APPROPRIATE FORM). For a period equal to five (5) years from the date hereof, the Company will not take any action or actions that may prevent or disqualify the Company's use of Form SB-2 or Form S-1 (or other appropriate form) for the registration of the Underwriters' Shares under the Act.

            Section 3.14  PAYMENT OF EXPENSES.

                  Section 3.14.1 GENERAL EXPENSES. The Company hereby agrees to pay on the Closing Date and, to the extent not paid on the Closing Date, on the Option Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Prospectus and the Preliminary Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the shares of Common Stock and the Underwriters' Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Shares under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and all amendments and supplements thereto, the fees ($35,000, of which $15,000 has been paid) and disbursements of the Underwriters' counsel, and fees and disbursements of local counsel, if any, retained for such purpose and a one-time fee of $5,000 payable to Underwriters' counsel for the preparation of the Secondary Market Trading Memorandum pursuant to Section 3.11.3 hereof, (iv) filing fees, costs and expenses (including fees and disbursements for the Underwriters' counsel) incurred in registering the offering with the NASD, (v) costs of placing "tombstone" advertisements in THE WALL STREET JOURNAL, THE NEW YORK TIMES and a third publication to be selected by the Underwriters, the total costs of such advertisements not to exceed $25,000, (vi) fees and disbursements of the transfer and warrant agent, (vii) the Company's expenses associated with "due diligence" meetings arranged by the Underwriters, (viii) the preparation, binding and delivery of transaction "bibles," in quantity, form and style satisfactory to the Underwriters and transaction lucite cubes or similar commemorative items in a style and quantity as requested by the Underwriters,
(ix) any listing of the Public Shares on Nasdaq SmallCap or National Market System, as the case may be, and any securities exchange and any listing in Standard & Poor's and (x) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 3.14.1. The Company also agrees to engage and pay $7,500 for an investigative search firm of the Underwriters' choice (International Business Research (U.S.A.), Inc.) to conduct an investigation of the officers and directors of the Company. The Underwriters may deduct from the net proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Underwriters and/or to third parties.

                  Section 3.14.2 NON-ACCOUNTABLE EXPENSES. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.14.1, it will pay to the Underwriters a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Firm Shares, $75,000 of which has been paid to date, and the Company will pay the balance on the Closing Date by certified or bank cashier's check or, at the election of the Underwriters, by deduction from the proceeds of the offering contemplated herein. For the avoidance of doubt, the Underwriters shall not be entitled to receive such non-accountable allowance from the sale of any Option Shares. If the offering contemplated by this Agreement is not consummated for any reason whatsoever then the following provisions shall apply: The Company's liability for payment to the Underwriters of the non-accountable expense allowance shall be equal to the sum of the Underwriters' actual out-of-pocket expenses (including, but not limited to, counsel fees, "road-show" and due diligence expenses). The Underwriters shall retain such part of the non-accountable expense allowance previously paid as shall equal such actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of actual out-of-pocket expenses, the Underwriters shall promptly remit to the Company any such excess.

            Section 3.15 APPLICATION OF NET PROCEEDS. The Company will apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus. The Company hereby agrees that, except as so described, without the express prior written consent of Maxim, the Company will not apply any net proceeds from the offering to pay (i) any debt for borrowed funds other than pursuant to the Bridge Notes as described in the Prospectus or (ii) any debt or obligation owed to any of the Company's officers, directors or any stockholder owning one percent or more of the outstanding shares of the Company's Common Stock or any family member or affiliate of any of the foregoing persons ("Insiders") (excluding salaries or fees payable on a current basis to officers and directors in the ordinary course of the Company's business).

            Section 3.16 DELIVERY OF EARNINGS STATEMENTS TO SECURITY HOLDERS. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under
Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

            Section 3.17 KEY PERSON LIFE INSURANCE. The Company will maintain key person life insurance in an amount not less than $1,000,000 on the life of Robert Rosenschein, to be in effect as of the Effective Date, and pay the annual premiums therefor and name the Company as the sole beneficiary thereof.

            Section 3.18 STABILIZATION. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Shares.

            Section 3.19 INTERNAL CONTROLS. The Company maintains and will continue to maintain a system of internal accounting controls that comply with the requirements of Sarb-Ox (and the rules promulgated thereunder) and which are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            Section 3.20 ACCOUNTANTS AND LAWYERS. For a period of five years from the Effective Date, the Company shall retain independent public accountants and securities lawyers acceptable to Maxim. KPMG Somekh Chaikin and Greenberg Traurig, LLP are acceptable to Maxim.

            Section 3.21 TRANSFER AGENT. For a period of five years from the Effective Date, the Company shall retain a transfer agent ("Transfer Agent") for the Common Stock acceptable to Maxim. American Stock Transfer & Trust Company is acceptable to the Underwriters.

            Section 3.22  SALE OF SHARES. Subject to the exceptions described in
Section 2.26 hereof, the Company agrees not to permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Act) owned nominally or beneficially by the Insiders for the time periods set forth in Section 2.26 following the Effective Date without obtaining the prior written consent of Maxim.

      Section 4. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

            Section 4.1  REGULATORY MATTERS.

                  Section 4.1.1 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement has been declared effective on the date of this Agreement and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Graubard Miller, counsel to the Underwriters.

                  Section 4.1.2 NASD CLEARANCE. By the Effective Date, the Underwriters shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

                  Section 4.1.3 NO BLUE SKY STOP ORDERS. No order suspending the sale of the Shares in any jurisdiction designated by the Underwriters pursuant to Section 3.3 hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

            Section 4.2  COMPANY COUNSEL MATTERS.

                  Section 4.2.1 EFFECTIVE DATE OPINION OF COUNSEL. On the Effective Date, the Underwriters shall have received the opinion of Greenberg Traurig, LLP, counsel to the Company, dated the Effective Date, addressed to the Underwriters and in form and substance satisfactory to Graubard Miller, counsel to the Underwriters. Greenberg Traurig, LLP may rely on the opinion of Schuman, Livnat & Mayer with respect to matters of Israeli law.

                  Section 4.2.2 CLOSING DATE AND OPTION CLOSING DATE OPINION OF COUNSEL. On each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received the opinion of Greenberg Traurig, LLP, counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Graubard Miller, counsel to the Underwriters, confirming as of the Closing Date and, if applicable, the Option Closing Date, the statements made by Greenberg Traurig, LLP in their opinion delivered on the Effective Date. Greenberg Traurig, LLP may rely on the opinion of Schuman, Livnat & Mayer with respect to matters of Israeli law.

                  Section 4.2.3 SECONDARY MARKET TRADING MEMORANDUM. On the Effective Date, the Underwriters shall have received the Secondary Market Trading Memorandum.

                  Section 4.2.4 RELIANCE. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters' counsel if requested. The opinion of counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

            Section 4.3 COLD COMFORT LETTER. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Graubard Miller, counsel for the Underwriters, from KPMG Somekh Chaikin dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

                        (i) confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

                        (ii) stating that in their opinion the financial statements and the financial statement schedules of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

                        (iii) stating that, based on the performance of procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as described in Statement on Auditing Standards ("SAS") No. 71 - "Interim Financial Information"), with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or any material modification should be made to the unaudited interim financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the March 31, 2004 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from March 31, 2004 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock or increase in net loss or net loss per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                        (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, and work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

                        (v) statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

            Section 4.4 OFFICERS' CERTIFICATES.

                  Section 4.4.1 OFFICERS' CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Underwriters will have received such other and further certificates of officers of the Company as the Underwriters may reasonably request.

                  Section 4.4.2 SECRETARY'S CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying
(i) that the By-Laws and Certificate of Incorporation, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and Nasdaq concerning listing of the Shares on Nasdaq and (vi) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

            Section 4.5 NO MATERIAL CHANGES. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company, taken as a whole, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company,
(iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (v) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 4.6 DELIVERY OF AGREEMENTS. The Company has delivered to the Underwriters an executed copy of the Underwriters' Purchase Option.

            Section 4.7 OPINION OF COUNSEL FOR THE UNDERWRITERS. All proceedings taken in connection with the authorization, issuance or sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to Graubard Miller, counsel to the Underwriters, and the Underwriters shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as the Underwriters may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

            Section 4.8 UNAUDITED FINANCIALS. The Company shall have furnished to the Underwriters a copy of the latest available unaudited interim financial statements for the period ended March 31, 2004 ("Unaudited Financials") of the Company which have been read by KPMG Somekh Chaikin, as stated in their letter dated as of the Closing Date to be furnished pursuant to Section 4.3 hereof.

      Section 5.  INDEMNIFICATION.

            Section 5.1  INDEMNIFICATION OF THE UNDERWRITERS.

                  Section 5.1.1 GENERAL. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, their respective directors, officers, agents and employees and each person, if any, who controls either Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, whether arising out of any action between either of the Underwriters and the Company or between an Underwriter and any third-party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Underwriters' Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to either Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.

                  Section 5.1.2 PROCEDURE. If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Underwriter) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by the Underwriter or Underwriters and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if either Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

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


            Section 5.2 INDEMNIFICATION OF THE COMPANY. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, whether arising out of any action between the Underwriters and the Company or between the Company and any third-party or otherwise) described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions directly relating to the transactions effected by the Underwriters in connection with this offering made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company shall have the rights and duties given to several Underwriters by the provisions of Section 5.1.2.

            Section 5.3  CONTRIBUTION.

                  Section 5.3.1 CONTRIBUTION RIGHTS. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act, shall have the same rights to contribution as such Underwriter.

                  Section 5.3.2 CONTRIBUTION PROCEDURE. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability that it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding that was effected by the party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

      Section 6. DEFAULT BY AN UNDERWRITER. If either Underwriter shall default in its obligations to purchase Shares hereunder, the non-defaulting Underwriter may, in its discretion, arrange for itself or another party or parties to purchase such Shares on the terms contained herein. In the event that within one business day after such default the non-defaulting Underwriter does not arrange for the purchase of the Shares as to which such default relates, this Agreement will thereupon terminate automatically (but only with respect to the obligations relating to the Option Shares if such default occurs after the Closing Date) without liability on the part of the Company (except as provided in Sections
3.14 and 5.1 hereof) or the non-defaulting Underwriter, but nothing herein shall relieve the defaulting Underwriter of its liability, if any, to the non-defaulting Underwriter and to the Company for damages occasioned by its default.

      Section 7.  ADDITIONAL COVENANTS.

            Section 7.1 BOARD DESIGNEE. For a period of three years from the Effective Date, the Company will appoint a designee of Maxim who is reasonably acceptable to the Company as a member of the Board of Directors of the Company. Alternatively, Maxim shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. Such designee or representative, as the case may be, shall receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in attending such meetings, including but not limited to food, lodging and transportation. The Company will obtain and maintain a liability insurance policy affording coverage for the acts of its officers and directors in an amount not less than $5,000,000 and will include Maxim's designee as an insured under such policy. The Company agrees to give Maxim written notice of each such meeting and to provide Maxim with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors.

            Section 7.2  [Intentionally Omitted].

            Section 7.3  [Intentionally Omitted].

            Section 7.4 PRESS RELEASES. The Company will not issue a press release or engage in any other publicity until 25 days after the Effective Date without the prior written consent of Maxim.

            Section 7.5 SOLICITATION IN ISRAEL. The Underwriters shall not solicit offers to purchase or sell Firm Shares in Israel without the prior written consent of the Company, which shall not be unreasonably withheld.

            Section 7.6 NO OWNERSHIP OF COMPANY SECURITIES BY UNDERWRITERS. Except for the Underwriters' Purchase Option, neither of the Underwriters or any of their respective affiliates own, beneficially own or have the right to acquire any securities of the Company. No security holder of either of the Underwriters or of either of their respective parent holding companies own, beneficially own or have the right to acquire securities of the Company, except for two holders of Series A preferred stock of the parent company of EBC, which holders own up to an aggregate of 149,414 shares of Common Stock upon conversion of the Bridge Notes and exercise of warrants issued by the Company in connection with the issuance of the Bridge Notes.

      Section 8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

      Section 9.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

            Section 9.1 EFFECTIVE DATE. This Agreement shall become effective on the Effective Date at the time that the Registration Statement is declared effective.

            Section 9.2 TERMINATION. The Underwriters shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Underwriters' opinion will in the immediate future materially disrupt, general securities markets in the United States, or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or
(iii) in the event of a material outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war (including without limitation as a result of an act of terrorism) if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Underwriters makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on the Closing Date on the terms and in the manner contemplated in the final prospectus, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Shares, or (vii) if Robert Rosenschein shall no longer serve the Company in his present capacity, or (viii) if the Company has breached any of its representations, warranties or obligations hereunder, or (ix) if the Underwriters shall have become aware after the date hereof of such a material adverse change in the condition (financial or otherwise), business, or prospects of the Company, or such adverse material change in general market conditions as in the Underwriters' judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriters for the sale of the Shares.

            Section 9.3 NOTICE. If the Underwriters elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 9, the Company shall be notified on the same day as such election is made by the Underwriters by telephone or telecopy, confirmed by letter.

            Section 9.4 EXPENSES. If this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms hereof, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by
Section 3.14 hereof.

            Section 9.5 INDEMNIFICATION. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

            Section 10.  MISCELLANEOUS.

                  Section 10.1 NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed

      If to the Underwriters:

            Maxim Group LLC
            405 Lexington Avenue, 2nd Floor
            New York, New York  10174
            Attention:  Clifford A. Teller
            Telecopier:  (212) 895-3783

            EarlyBirdCapital, Inc.
            600 Third Avenue
            New York, New York  10016
            Attention:  Steven A. Levine
            Telecopier:  (212) 661-4936

      Copy to:

            Graubard Miller
            600 Third Avenue
            New York, New York 10016
            Attention:  David Alan Miller, Esq.
            Telecopier:  (212) 818-8881

      If to the Company:

            GuruNet Corporation
            Jerusalem Technology Park
            Building 98
            Jerusalem  91481 Israel
            Attention:  Robert Rosenschein
            Telecopier:  972-2-6495110

      Copy to:

            Greenberg Traurig, LLP
            The MetLife Building
            200 Park Avenue, 15th Floor
            New York, New York  10166
            Attention:  Robert H. Cohen, Esq.
            Telecopier:  (212) 801-6400


            Section 10.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

            Section 10.3 AMENDMENT. This Agreement may be amended only by a written instrument executed by each of the parties hereto.

            Section 10.4 ENTIRE AGREEMENT. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

            Section 10.5 BINDING EFFECT. This Agreement shall inure solely to the benefit of and shall be binding upon, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

            Section 10.6 GOVERNING LAW, JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to Greenberg Traurig, LLP, 200 Park Avenue, 15th Floor, New York, New York 10166, Attention: Robert H. Cohen, Esq. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

            Section 10.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

            Section 10.8 WAIVER, ETC. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

      If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                              Very truly yours,

                              GURUNET CORPORATION

                              By:___________________________________
                              Name:  Robert Rosenschein
                              Title: Chairman and Chief Executive Officer

Accepted as of the date first
above written.

New York, New York

MAXIM GROUP LLC


By:___________________________
Name:  Clifford A. Teller
Title: Managing Director

EARLYBIRDCAPITAL, INC.



By:___________________________
Name:  Steven A. Levine

Title: President and Chief Executive Officer